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                                  EXHIBIT 23.2


                    Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 24, 2000, included in J2 Communications' Form 10-K for the year ended July 31, 2000 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP


Dated: November 27, 2000
Los Angeles, California